UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2022

Fuss Brands Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34808	87-1343424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(917) 720-3366

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

EXPLANATORY NOTE

This amended Current Report on Form 8-K/A is being filed to reflect the amended and restated terms of engagement of Issamar Ginzberg.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, Fuss Brands Corp., a Nevada corporation (the “Company”), and Issamar Ginzberg, the Company’s Chief Executive Officer (the “CEO”), entered into an employment agreement (the “Agreement”). Pursuant to the Agreement, the CEO would perform all duties reasonably expected of a chief executive officer of a company of similar size. The Company agreed to pay the CEO $14,000 per month, in cash or stock. The Company also agreed to potentially pay the CEO a performance based bonus after at least six (6) months of employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated November 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2023

FUSS BRANDS CORP.

/s/ Issamar Ginzberg
By:	Issamar Ginzberg
Title:	CEO

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